Exhibit 99.1

Ovintiv inc. Republic Plaza 370 – 17th Street, Suite 1700 Denver CO, USA 80202 T 303 623 2300

March 12, 2021

To:	All Canadian Securities Regulatory Authorities

Toronto Stock Exchange

AMENDED

Re:    Ovintiv Inc.

Notice of Annual Meeting of Stockholders

and Notice of Record Date

We advise the following with respect to the upcoming Annual Meeting of Stockholders of Ovintiv Inc.:

Meeting Type	Annual
Securities Entitled to Receive Notice of & Vote at the Meeting	Common Stock
CUSIP Number	69047Q 10 2
ISIN Number	US69047Q1022
Record Date for Notice & Voting	March 4, 2021
Beneficial Ownership Determination Date	March 4, 2021
Meeting Date	April 28, 2021
Issuer sending proxy related materials directly to NOBO	No
Issuer paying for delivery to OBO	Yes

Notice and Access (NAA) Requirements:

NAA for Beneficial Holders	Yes
Beneficial Holders Stratification Criteria	Not Applicable
NAA for Registered Holders	Yes
Registered Holders Stratification Criteria	Not Applicable

Per:	/s/ Joanne L. Cox
Joanne L. Cox
Executive Vice-President, General Counsel
& Corporate Secretary